                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") dated as of December 30, 2002, between and among Richard J. Kurtz ("Purchaser"), Aries Select, Ltd. ("Select Ltd."), Aries Select I LLC ("Select I"), and Aries Select II LLC ("Select II" and collectively with Select Ltd. and Select I, the "Sellers").

     The Sellers desire to sell to the Purchaser, and the Purchaser desire to purchase (i) 10,253,235 shares of common stock (the "Common Stock") of Paligent, Inc. (the "Company), par value $.001 per share (the "Shares"), as identified on
Schedule I, and (ii), for no additional monetary consideration, the warrants of the Company, identified on Schedule II (the "Warrants", and collectively with the Shares, the "Securities") upon the terms and conditions herein specified;

     Accordingly, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto hereby agree as follows:

I.   TERM OF THE SALE AND TRANSFER OF THE SECURITIES

     1.1 Purchase Price. The Purchaser hereby irrevocably agrees to purchase from the Sellers, and Sellers agree to sell to the Purchaser, (i) the Shares for an aggregate Purchase Price of $230,698 and (ii), for no additional monetary consideration, the Warrants (collectively, the "Purchase Price"), payable to the Sellers in United States Dollars.

     1.2 Closing; Delivery of the Securities. (a) The purchase and sale of the Securities (the "Closing") shall take place at such location, time and date as may be mutually agreed upon by the parties, but not later than January 15, 2003 (the "Closing Date"). In connection with the Closing, the parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including but not limited to the execution and delivery of such other documents as may be reasonably required by the Company, the Company's counsel or the Company's transfer agent in connection with the transactions contemplated by this Agreement.

          (b) At the Closing, subject to the terms and conditions contained in this Agreement, in payment of the full purchase price for the Securities, Purchaser shall provide a wire transfer of immediately available funds to the Sellers using the wire transfer instructions to be provided by the Sellers a reasonable time prior to the Closing, or a bank check or cashier's check payable to the Sellers, in an amount equal to their respective share of the Purchase Price as set forth in Schedule III hereto. However, if the Sellers are unable to deliver to the Purchaser the stock certificates and warrants representing the Securities at the Closing, the Purchase Price for the Securities shall be paid into an escrow account, subject to an escrow agreement mutually agreeable to the Sellers and the Purchaser, with the Purchase Price to be released to the Sellers upon the delivery to the Purchaser of the share certificates and warrants, with stock powers duly endorsed.

II.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     2.1 The Purchaser warrants and represents that it understands that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Purchaser may not be able to liquidate its investment; and (iii) the transferability of the Securities may be limited.

     2.2 The Purchaser warrants and represents that it is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933 (the "Act"), and represents that (i) is able to fend for itself in connection with the transactions contemplated by this Agreement; (ii) it has such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; (iii) it has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment; (iv) has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. automated quotation system. The Purchaser is not itself a "broker" or a "dealer" as defined in the Securities Exchange Act of 1934.

     2.3 (a) In making the decision to invest in the Securities, the Purchaser has relied solely upon the information provided through its own due diligence and to the extent necessary, the Purchaser has retained, at its own risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.

          (b) Except as otherwise provided in this Agreement, the Purchaser has not relied and will not rely on the Sellers to furnish or make available any documents or other information regarding the financial condition, business or any other matter of the Company.

          (c) The Purchaser acknowledges that (i) the Sellers may be deemed to be Affiliates of the Company as defined in Rule 405 promulgated under the Act,
(ii) the Sellers currently may have, and later may come into possession of, information with respect to the Securities or the Company that is not known to the Purchaser and that may be material to a decision to invest in the Securities and the Company (the "Non-Public Information"), (iii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of the Non-Public Information, and (iv) the Sellers shall have no liability to the Purchaser, and the Purchaser waives and releases any claims that it might have against the Sellers, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Non-Public Information in connection with the transactions contemplated hereby.

     2.4 The Purchaser is purchasing the Securities for its own account as principal, for investment purposes only and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Act. The Purchaser understands that its acquisition of the Securities has not been registered under the Act or registered or qualified under any state securities or "blue sky" laws in reliance on specific exemptions there from, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Act and the rules and regulations promulgated thereunder and under this Agreement. The Purchaser, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

     2.5 The Purchaser hereby represents that the Purchaser, either by reason of the Purchaser's business or financial experience or the business or financial experience of the Purchaser's professional advisors (who are unaffiliated with and not compensated by the Sellers including the Sellers, directly or indirectly), has the capacity to protect the Purchaser's own interests in connection with the transaction contemplated hereby.

     2.6 The Purchaser hereby acknowledges that the transaction described in this Agreement has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority as the Offering is intended to be exempt from the registration requirements of the Act and the registration requirements of applicable state "blue sky" securities laws or regulations.

     2.7 The Purchaser understands that the Securities have not been registered under the Act or under any state securities or "blue sky" laws or regulations by reason of a claimed exemption that depends, in part, upon the Purchaser's investment intention and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Act and under any applicable state securities or "blue sky" laws or regulations or unless an exemption from such registration is available.

     2.8 The Purchaser understands that even if a public market exist for the Securities, or any Securities issuable upon exercise of the Securities, Rule 144 ("Rule 144") promulgated under the Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale in the United States (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Purchaser understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Act or any state securities or "blue sky" laws.

     2.9 The Purchaser hereby represents that the address of the Purchaser furnished by Purchaser on the signature page hereof is the Purchaser's principal residence if the Purchaser is an individual or its principal business address if it is a corporation or other entity.

     2.10 The Purchaser represents that the Purchaser has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     2.11 The Purchaser understands, acknowledges and agrees with Sellers that, except as otherwise set forth herein, that the purchase hereunder is irrevocable by the Purchaser, that, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser hereunder and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     2.12 Neither Purchaser nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker", "finder", financial adviser or similar person or entity in respect of any of the transactions contemplated hereby. The Purchaser agrees to indemnify the Sellers against, and hold them harmless from, any liability, cost or expense (including, but not limited to, reasonable fees and disbursements of legal counsel) resulting from any agreement, arrangement or understanding made by such party with any third party for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement.

     2.13 Purchaser acknowledges that the Sellers and their counsel, and the Company and its counsel, are entitled to rely on the representations and warranties made herein.

     III. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers hereby represent and warrant to the Purchaser that:

     3.1 The Sellers have all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Sellers necessary for the (i) authorization, execution, delivery and performance of this Agreement by the Sellers; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Sellers' obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Sellers and constitutes a legal, valid, irrevocable and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

     3.2 (i) The Sellers are the holders of record of, and beneficially own, the Securities, (ii) the Securities are freely transferable and are free and clear of any restrictions on transfer, security interests, warrants, options, purchase rights, contracts, commitments, equities, claims and demands. The Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require the Sellers to sell, transfer or otherwise dispose of any of the Securities or any securities issuable upon the exercise of any of the Securities (other than this Agreement).

     3.3  The Sellers hereby represent that the stock certificates set forth on
Schedule I hereto are exchangeable into 10,041,991 shares of Common Stock and, when added to the 211,244 shares of Common Stock held on behalf of the Sellers by Bank of America, the sellers are the beneficial owners of the 10,253,235 shares of Common Stock being sold to Purchaser pursuant to this Agreement.

     3.4 The Sellers hereby represent that each of them, individually and collectively, either by reason of the their business or financial experience or the business or financial experience of their individual and or collective professional advisors (who are unaffiliated with and not compensated by the Purchaser, directly or indirectly), have the capacity to protect the their own interests in connection with the transaction contemplated hereby.

     3.5 The Sellers understand, acknowledge and agree with the Purchaser that, except as otherwise set forth herein, that the sale, assignment and transfer hereunder is irrevocable by the Sellers, and that, except as required by law, the Sellers are not entitled to cancel, terminate or revoke this Agreement or any agreements of the Sellers hereunder.

     3.6 Neither the Sellers nor any party acting on their behalf have incurred any liability, either express or implied, to any "broker", "finder", financial adviser or similar person or entity in respect of any of the transactions contemplated hereby. The Sellers agree to indemnify the Purchaser against, and hold them harmless from, any liability, cost or expense (including, but not limited to, reasonable fees and disbursements of legal counsel) resulting from any agreement, arrangement or understanding made by such party with any third party for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement.

     3.7 The Sellers acknowledge that after the Closing the Company may engage in a transaction with Digital Technologies 2000 ("Digital"), which may include, but not be limited to, a merger, sale of assets, recapitalization, business combination, joint venture, or some combination of the above, which might result in the value of the Securities increasing over their present value. However, there can be no assurance that the Company will engage in any transaction with Digital, or that if it does, the value of the Securities will increase.

     IV.  MISCELLANEOUS

     4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

    If to the Sellers:

    787 Seventh Avenue
    48th Floor
    New York, NY 10036
    Attention:  Stephen C. Rocamboli

     If to the Purchaser:

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     4.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     4.4 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

     4.5 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

     4.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     4.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     4.9 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     4.10 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

     4.11 Each party hereto is informed of the significance to the other parties hereto that the representations and warranties of each party have been provided under the assumption that the each party will rely on such representations and warranties.

     4.12 All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Securities and payment therefor.

     4.13 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by their respective officers, partners or other representatives, thereunto duly authorized, all as of this 30th day of December, 2002.


ARIES SELECT, LTD.                      PURCHASER

BY: PARAMOUNT CAPITAL ASSET
    MANAGEMENT, INC.,
ITS INVESTMENT MANAGER

By: /s/ Lindsay A. Rosenwald            /s/ Richard Kurtz
Name:  Lindsay A. Rosenwald, M.D.       Name:_Richard Kurtz
Title:   Chairman & CEO                 SS -088-32-2722


ARIES SELECT I, LLC
                                        Address:
BY: PARAMOUNT CAPITAL ASSET
    MANAGEMENT, INC.,
ITS MANAGING MEMBER                     270 Sylan Lane
                                        Englewood Cliffs, NJ 07632

By: /s/ Lindsay A. Rosenwald
Name:  Lindsay A. Rosenwald, M.D.
Title:   Chairman & CEO


ARIES SELECT II, LTD.

BY: PARAMOUNT CAPITAL ASSET
    MANAGEMENT, INC.,
MANAGING MEMBER


By: /s/ Lindsay A. Rosenwald
Name:  Lindsay A. Rosenwald, M.D.
Title:   Chairman & CEO

                                                                      SCHEDULE I

                               STOCK CERTIFICATES

----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
COMPANY NAME                  REGISTERED              TYPE OF SHARES               CERTIFICATE     NUMBER             DATE
                              NAME                                                 NUMBER          OF SHARES          OF ISSUE
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Domestic Fund LP  Common                       H-0174          754349             1/28/2000
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0657          19415              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0652          459588             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0637          173539             6/14/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0654          166200             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0655          296730             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0660          101186             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0661          27615              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0656          136859             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0658          185113             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0659          567000             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      Aries Domestic Fund LP  Common                       C 5008          200000             11/22/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     Aries Domestic Fund LP  Common                       C113            125000             11/22/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     Aries Domestic Fund LP  Common                       C115            125000             1/16/1996
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     Aries Domestic Fund LP  Common                       C112            250000             10/20/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select I LLC      Common                       H-0653          19275              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0648          1323000            7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0630          1208745            6/14/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0643          337435             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0644          551070             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0646          19415              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0647          359117             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0645          265503             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0649          204178             7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0650          27615              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0651          1512314            7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
HEAVENLYDOOR.COM              Aries Select Ltd        Common                       H-0642          19275              7/23/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      The Aires Trust         Common                       C 5059          200000             11/22/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     The Aires Trust         Common                       C114            125000             11/22/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     The Aires Trust         Common                       C111            250000             10/20/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Binary Therapeutics, Inc.     The Aires Trust         Common                       C116            125000             1/16/1996
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------

An additional 211,244 shares are being held on behalf of the sellers by Bank of America.

                                                                     SCHEDULE II

                                    WARRANTS

----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
COMPANY NAME                  REGISTERED              TYPE OF SHARES               CERTIFICATE     NUMBER             DATE
                              NAME                                                 NUMBER          OF SHARES          OF ISSUE
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
PALIGENT INC.                 Aries Select I LLC      Warrants to Purchase Common  2(a)            189000             5/11/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Procept                       Aries Select I LLC      Warrants to Purchase Common  WA-0157         73871.135          6/6/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      Aries Domestic Fund LP  Unit Purchase Warrant        W1195-03        .31250 Units       11/27/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      Aries Domestic Fund LP  Unit Purchase Option         5               .8598 Option       3/7/1997
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Procept                       Aries Domestic Fund LP  Unit Purchase Option         7               0.825 Option       4/9/1998
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
PALIGENT INC.                 Aries Select I LLC      Unit Purchase Option         7(a)            16500 Option       6/29/2001
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
PALIGENT INC.                 Aries Select Ltd        Warrants to Purchase Common  1(a)            441000             5/11/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Procept                       Aries Select Ltd        Warrants to Purchase Common  WA-0156         117776.6           6/6/2001
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      The Aires Trust         Unit Purchase Warrant        W1195-02        .31250 Units       11/27/1995
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Xytronyx                      Aries Fund              Unit Purchase Option         6               1.668 Option       3/7/1997
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
PALIGENT INC.                 Aries Select Fund       Unit Purchase Option         8(a)            33,500 Option      6/29/2001
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------
Procept                       The Aries Fund          Unit Purchase Option         8               1.675 Option       4/9/1998
                                                                                                   Units
----------------------------- ----------------------- ---------------------------- --------------- ------------------ ----------

                                                                    SCHEDULE III

                            PURCHASE PRICE ALLOCATION

Aries Select I                        $   76,997
Aries Select II                       $      292
Aries Select, Ltd.                    $  153,409
                                      ----------
                                      $  230,698